Exhibit 95.1

MINE SAFETY DISCLOSURES

Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), contains reporting requirements regarding coal or other mine safety. Certain of our subsidiaries may be considered to be an “operator” (as such term is defined under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”)) of mines which are subject to regulation by the Mine Safety and Health Administration (“MSHA”) under the Mine Act and to these reporting requirements. Presented in the table below is information regarding certain mining safety and health citations, orders and violations, if any, which MSHA has issued with respect to our operations for the year ended December 31, 2020 as required by Dodd-Frank. In evaluating this information, consideration should be given to the fact that citations and orders can be contested and appealed, and in that process, may be reduced in severity, penalty amount or sometimes dismissed (vacated) altogether.

APi Construction

Year Ended December 31, 2020
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of December 31, 2020 (#)
Tilden Mine/2000422	0	0	0	0	0	0	0	No	No	0	0	0
Solvay Soda Ash/4801295	0	0	0	0	0	0	0	No	No	0	0	0

Davis Ulmer Sprinkler Company

Year Ended December 31, 2020
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of December 31, 2020 (#)
US Salt – Watkins Glen	0	0	0	0	0	0	0	No	No	0	0	0
Cargill – Watkins Glen	0	0	0	0	0	0	0	No	No	0	0	0
Cargill - Lansing	0	0	0	0	0	0	0	No	No	0	0	0

The Jamar Company

Year Ended December 31, 2020
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of December 31, 2020 (#)
Keetac/ 2103352	1	0	0	0	0	2,740	0	No	No	1	1	0
Minorca/ 2102449	0	0	0	0	0	123	0	No	No	0	0	0

Northland Constructors

Year Ended December 31, 2020
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of December 31, 2020 (#)
HP 400/2101302	0	0	0	0	0	121	0	No	No	0	0	0
Omnicone/2102782	0	0	0	0	0	123	0	No	No	0	0	0
GP500/2102999	0	0	0	0	0	0	0	No	No	0	0	0
Sparkle Wash/2103460	0	0	0	0	0	0	0	No	No	0	0	0
Argo/2103719	0	0	0	0	0	0	0	No	No	0	0	0
Grayhawk HP400/2103843	0	0	0	0	0	492	0	No	No	0	0	0

Viking Automatic Sprinkler

Year Ended December 31, 2020
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of December 31, 2020 (#)
US Steel – MinnTac	0	0	0	0	0	0	0	No	No	0	0	0
US Steel – KeeTac	0	0	0	0	0	0	0	No	No
Cleveland Cliffs – Eveleth pit and Forbes Pellet Plant	0	0	0	0	0	0	0	No	No	0	0	0
Cleveland Cliffs – NorthShore Mining, Silver Bay Pellet Plant and Babbitt pit	0	0	0	0	0	0	0	No	No	0	0	0
ArcelorMittal Minorca Mine – pit/ plant	0	0	0	0	0	0	0	No	No	0	0	0
Cleveland Cliffs – Hibbing Taconite	0	0	0	0	0	0	0	No	No	0	0	0

Western States Fire Protection

Year Ended December 31, 2020
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of December 31, 2020 (#)
Pend Oreille Mine/4500366	0	0	0	0	0	$0.00	0	No	No	0	0	0
Freeport-McMoRan Morenci Inc./0200024	0	0	0	0	0	$0.00	0	No	No	0	0	0